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                                                                   EXHIBIT 10.20

                              AMENDMENT 2000/2001

                 TO THE EMPLOYMENT AGREEMENT ("ARBEITSVERTRAG")

                            Dated January 1st, 1998

                                    between

                Dr. Franz Koepper, Rheinweg 25, 8274 Goltlieben

                                      and

        SLI Consulting AG, Walzmuhlestrasse 60, 8500 Frauenfeld ("SLI")

1.      Scope

        The scope of this amendment is to adjust the remuneration (Section 5 "Gehalt") for the years 2000 and 2001 to the agreed upon level.

        In all other respects the terms and conditions of the employment agreement will continue to be in force.

2.      Remuneration 2000

        For the year 2000 (January 2, 1000 - December 31, 2000 the parties agree on the following compensation, which will be applied retroactively, i.e., the difference between the compensation as set out below and the compensation paid during 2000 will be transferred to Dr. Koepper prior to December 31, 2000, with the exception of the bonus for Q4 2000, which will be paid out in Q1 2001.

2.1     Base Pay

        The agreed upon annual base pay is CHF 552'500.--.

2.2     Commission/bonus

        In addition the following commission/bonus scheme will be applied.

        Dr. Koepper will be remunerated with 0.3% (3/10 of one percent) of NEON and SLI EMEA revenues.

        The revenues are counted as follows:

        EMEA commercial Q1:   5.8 M USD (actuals)

        EMEA commercial Q2:   8.8 M USD (actuals)

        EMEA commercial Q3:     8 M USD (actuals)

        EMEA commercial Q4:    21 M USD (actuals)

        Total                43.6 M USD (actuals)


001221                       Amendment 2000/2001                        page 1
                 to the Employment Agreement ("Arbeitsvertrag")
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        For the purpose of calculating the commission/bonus the following mechanism will be applied:

        The exchange rate is defined as 1.7 CHF/pro USD.

        0.3% on CHF 74'120'000. -- yields CHF 222'360. -- as target commission/bonus for 2000.

        The portions related to Q1, Q2 and Q3 of this amount will be transferred to Dr. Koepper by December 31, 2000 at latest. The Q4 portion will be calculated and transferred in Q1 2001.

3.      Remuneration 2001

3.1     Base pay

        The agreed upon annual base pay is CHF 552'500.--.

3.2     Commission/bonus

        Dr. Koepper will be remunerated with 0.3% (3/10 of one percent) of NEON and SLI EMEA revenues. As soon as such total revenue exceeds USD 100 M, an accelerated will be applied in a way that the applicable bonus on such total revenue is lifted to 0.5% (5/10 of one percent) of any such revenue.

        The commission/bonus will be paid as follows:

        - within two weeks of the beginning of a calendar quarter the bonus for the preceding calender quarter will be paid out, based on actuals. The bonus for Q4 will be paid out within Q1 of the following year.

        - instead of 100% payment in cash of each quarterly bonus. NEON may choose to pay 90% in cash and 10% in restricted NEON stocks according to NEON's stock plan.

        - commission will be paid out in Swiss Francs (CHF), applying a 1.7 CHF/USD exchange rate.


                                 Date                       Signature

Dr. Franz Koepper          December 24, 2000        /s/ Dr. Franz Koepper
                           -----------------        ---------------------------

SLI Consulting AG.

Pina Forrellan                                      /s/ Pina Forrellan
                           -----------------        ---------------------------

Peter K. Neuenschwander    December 22, 2000        /s/ Peter K. Neuenschwander
                           -----------------        ---------------------------


001221                       Amendment 2000/2001                        page 2
                 to the Employment Agreement ("Arbeitsvertrag")